Exhibit 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick
Chief Financial Officer
212-590-6200

ICR
Jean Fontana
646-277-1214

dELiA*s, INC. ANNOUNCES FOURTH QUARTER

AND YEAR END FISCAL 2013 RESULTS

New York, NY – March 20, 2014 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company primarily marketing to teenage girls, today announced the results for its fourth quarter of fiscal 2013 (consisting of 13 weeks compared to the fourth quarter of 2012, which consisted of 14 weeks) and fiscal year 2013 (consisting of 52 weeks compared to fiscal year 2012, which consisted of 53 weeks).

dELiA*s, Inc. results for all periods presented reflect its former Alloy business as a discontinued operation. All financial results in this press release are for continuing operations only unless otherwise stated.

Fourth Quarter Fiscal 2013 Highlights:

•	Total revenues decreased 34.3% to $35.3 million from $53.7 million in the fourth quarter of fiscal 2012. Revenues from the retail segment decreased 33.5% to $21.9 million, including a comparable store sales decrease of 26.9%. Revenues from the direct segment decreased 35.5% to $13.5 million.

•	Consolidated gross margin was 7.6% compared to 29.6% in the prior year quarter, primarily due to lower merchandise margins in connection with clearing legacy product as well as the deleveraging of occupancy costs.

•	Loss from continuing operations was $17.8 million, compared to a loss from continuing operations for the fourth quarter of fiscal 2012 of $11.1 million.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Tracy Gardner, Chief Executive Officer, commented, “While we are not pleased with our fourth quarter financial results, we believe that we have made tangible progress in executing on key initiatives that will set the stage for improved and more consistent financial performance. Our newly assembled and talented team is working to achieve our vision for dELiA*s. During the fourth quarter, we continued to transition our product to reflect an on-trend lifestyle fashion assortment tailored to the 12 to 18 year-old girl. We created a more unified and relevant brand message across our channels and improved the presentation in our stores, online and in our catalogs. We took a serious and detailed look into our costs during the quarter, and we believe our management-led restructuring will drive $5 million in annualized cost reductions. With our recent capital raise, our balance sheet is significantly improved and allows us to execute on our strategy. At dELiA*s, it’s a new day, a new team, and a new company. We have fresh product unique to dELiA*s, an established omni-channel platform, a growing social connection with our customers, and improved processes to support our long-term objectives. We will continue to execute on the key initiatives we believe will fortify our foundation and bring strong and consistent sales and profitability to dELiA*s for the long term.”

Results by Segment

Retail Segment Results

Total revenues for the retail segment for the fourth quarter of fiscal 2013 decreased 33.5% to $21.9 million from $32.9 million in the fourth quarter of fiscal 2012. This decrease included a comparable store sales decrease of 26.9% primarily due to reduced traffic and lower average unit retail, as well as a reduction in store count.

Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was -4.3% for the fourth quarter of fiscal 2013 compared to 21.1% in the prior year period. The decrease in gross margin included a 1,100 basis point reduction in merchandise margins and a 500 basis point reduction related to increased markdown and other inventory reserves in connection with clearing underperforming legacy inventory, as well as a 980 basis point reduction due to the deleveraging of occupancy costs on lower revenues.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Selling, general and administrative (SG&A) expenses for the retail segment were $10.9 million, or 50.1% of revenues, in the fourth quarter of fiscal 2013 compared to $13.3 million, or 40.5% of revenues, in the prior year period. The reduction in SG&A expenses in dollars reflects reduced selling, overhead and depreciation expenses offset, in part, by an increase in stock-based compensation. The increase in SG&A expenses as a percent of revenues reflects the deleveraging of selling, overhead and depreciation expenses on lower revenues.

The operating loss for the fourth quarter of fiscal 2013 for the retail segment was $11.9 million compared to $6.5 million in the prior year period. The operating losses for fiscal 2013 and fiscal 2012 included $0.2 million of non-cash impairment charges related to underperforming stores.

The Company closed one store location during the fourth quarter of fiscal 2013, ending the period with 101 stores.

Direct Segment Results

Total revenues for the direct segment for the fourth quarter of fiscal 2013 decreased 35.5% to $13.5 million from $20.9 million in the fourth quarter of fiscal 2012. This decrease was primarily due to reduced website traffic as well as lower average order values. Catalog circulation for the fourth quarter of fiscal 2013 decreased 4.3% compared to the prior year quarter predominantly due to a reduction in unprofitable circulation.

Gross margin for the direct segment was 26.9% for the fourth quarter of fiscal 2013 compared to 43.1% in the fourth quarter of fiscal 2012. The decrease in gross margin included a 1,100 basis point reduction in merchandise margins and a 260 basis point reduction related to increased markdown and other inventory reserves in connection with clearing underperforming legacy inventory, as well as a 140 basis point reduction due to increased shipping and handling costs as a percent of revenues.

SG&A expenses for the direct segment were $9.7 million, or 72.0% of revenues, in the fourth quarter of fiscal 2013 compared to $9.9 million, or 47.5% of revenues, in the prior year period. SG&A expenses in dollars for fiscal 2013 included reduced overhead and depreciation expenses compared to the prior year period, offset by increased selling and stock-based compensation expenses. The increase in SG&A expenses as a percent of revenues reflects the deleveraging of selling, overhead and depreciation expenses on lower revenues.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Operating loss for the fourth quarter of fiscal 2013 for the direct segment was $5.5 million, compared to $4.7 million in the prior year period, which included a $4.5 million goodwill impairment charge.

Balance Sheet Highlights

At the end of the fourth quarter of fiscal 2013, cash and cash equivalents were $3.3 million compared with $16.8 million at the end of the fourth quarter of fiscal 2012. At the end of the fourth quarter of fiscal 2013, the Company had restricted cash of $9.4 million to support outstanding letters of credit. Availability under the Company’s credit facility with Salus Capital was $1.3 million as of the end of the fourth quarter of fiscal 2013, net of borrowings of $14.5 million.

Total net inventories at the end of the fourth quarter of fiscal 2013 were $19.5 million compared with $24.8 million at the end of the fourth quarter of fiscal 2012. Inventory per average retail store was down 8.9% compared to the prior year period, and inventory for the direct segment was down 31.4% compared to the prior year, primarily due to clearance of legacy inventory.

Subsequent to the end of fiscal 2013, the Company closed on a $44.1 million private placement transaction. This transaction included the sale of 199,834 shares of preferred stock for an aggregate purchase price of approximately $20.0 million, and the sale of approximately $24.1 million in principal amount of 7.25% secured convertible notes. Each share of preferred stock is convertible into 125 shares of common stock at a conversion price of $0.80. The notes will automatically convert into 241,166 shares of preferred stock upon stockholder approval of an amendment to the Company’s certificate of incorporation that would increase authorized common stock to allow conversion into common stock of the preferred stock issuable under the notes. The $24.1 million received from the sale of the notes may not be used by the Company until stockholder approval of the amendment of the Company’s certificate of incorporation has been obtained. If the Company does not obtain stockholder approval, the funds will be used to repay the notes.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Fiscal Year 2013 Results

For the fiscal year ended February 1, 2014, total revenues decreased 24.6% to $136.7 million from $181.2 million for the prior year period. Total gross margin was 16.3% compared to 31.3% for the prior year period. SG&A expenses were $72.5 million, or 53.1% of revenues, for fiscal 2013, compared to $77.5 million, or 42.8% of revenues, for the prior year period.

The operating loss for fiscal 2013 increased to $52.6 million, compared to $22.9 million for fiscal 2012. The operating loss for fiscal 2013 included $3.5 million of non-cash impairment charges related to underperforming stores, and $2.9 million in non-cash charges related to the conversion of notes payable to equity in the third quarter of fiscal 2013. The operating loss for fiscal 2012 included a $4.5 million non-cash goodwill impairment charge and $0.2 million of non-cash impairment charges related to underperforming stores.

Loss from continuing operations for fiscal 2013 increased to $57.4 million, compared to $22.9 million for fiscal 2012. Included in fiscal 2013 is a gift card breakage benefit of $1.2 million compared to $2.6 million in fiscal 2012. The loss from continuing operations for fiscal 2013 included the above-mentioned $3.5 million of non-cash impairment charges related to underperforming stores, and $2.9 million in non-cash charges related to the conversion of notes payable to equity. The loss from continuing operations for fiscal 2012 included the above-mentioned $4.5 million non-cash goodwill impairment charge and $0.2 million of non-cash impairment charges related to underperforming stores.

Interest expense for fiscal 2013 was $4.7 million, including $2.4 million in non-cash charges related to the conversion of notes payable to equity, compared to $0.7 million for fiscal 2012.

The provision for income taxes for fiscal 2013 was $0.1 million, compared to an income tax benefit of $0.7 million for fiscal 2012.

Conference Call and Webcast Information

A conference call to discuss fourth quarter 2013 results is scheduled for Thursday, March 20, 2014 at 4:30 P.M. Eastern Time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available through April 20, 2014 and can be accessed by dialing (877) 870-5176 and providing the pass code number 7376702.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company primarily marketing to teenage girls. It generates revenue by selling apparel, accessories and footwear to consumers through its website, direct mail catalogs and mall-based retail stores.

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate,” “believe,” “estimate,” “expect,” “expectation,” “should,” “would,” “project,” “plan,” “predict,” “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, as amended; Quarterly Reports on Form 10-Q; and Registration Statements on Form S-3. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	February 1, 2014	February 2, 2013
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$3,280	$16,812
Inventories, net	19,521	24,840
Prepaid catalog costs	1,406	1,012
Restricted cash	8,190	—
Other current assets	5,752	4,882
Assets held for sale	—	6,809

TOTAL CURRENT ASSETS	38,149	54,355

PROPERTY AND EQUIPMENT, NET	27,745	36,107

INTANGIBLE ASSETS, NET	2,419	2,419

RESTRICTED CASH	1,203	—

OTHER ASSETS	863	921

ASSETS HELD FOR SALE	—	690

TOTAL ASSETS	$70,379	$94,492

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$15,550	$26,782
Bank loan payable	14,538	—
Accrued expenses and other current liabilities	10,406	11,168
Income taxes payable	600	623
Liabilities held for sale	—	5,166

TOTAL CURRENT LIABILITIES	41,094	43,739

DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	8,224	9,500

TOTAL LIABILITIES	49,318	53,239

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 69,415,451 and 31,939,615 issued, respectively	69	32
Additional paid-in capital	138,296	99,942
Accumulated deficit	(117,232)	(58,721)
Treasury stock at cost; 49,807 and -0- shares, respectively	(72)	—

TOTAL STOCKHOLDERS’ EQUITY	21,061	41,253

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$70,379	$94,492

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Quarters Ended
	February 1, 2014		February 2, 2013

NET REVENUES	$35,308	100.0%	$53,729	100.0%

Cost of goods sold	32,632	92.4%	37,819	70.4%

GROSS PROFIT	2,676	7.6%	15,910	29.6%

Selling, general and administrative expenses	20,629	58.4%	23,231	43.2%

Impairment of goodwill	—	0.0%	4,462	8.3%

Impairment of long-lived assets	244	0.7%	181	0.3%

Other operating income	(707)	-2.0%	(841)	-1.6%

TOTAL OPERATING EXPENSES	20,166	57.1%	27,033	50.3%

OPERATING LOSS	(17,490)	-49.5%	(11,123)	-20.7%

Interest expense	337	1.0%	249	0.5%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(17,827)	-50.5%	(11,372)	-21.2%

Provision (benefit) for income taxes	14	0.0%	(279)	-0.5%

LOSS FROM CONTINUING OPERATIONS	(17,841)	-50.5%	(11,093)	-20.6%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	0	0.0%	423	0.8%

NET LOSS	$(17,841)	-50.5%	$(10,670)	-19.9%

BASIC AND DILUTED LOSS PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(0.26)		$(0.35)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$0.00		$0.01

NET LOSS PER SHARE	$(0.26)		$(0.34)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	67,753,007		31,397,294

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Fiscal Years Ended
	February 1, 2014		February 2, 2013

NET REVENUES	$136,650	100.0%	$181,150	100.0%

Cost of goods sold	114,416	83.7%	124,439	68.7%

GROSS PROFIT	22,234	16.3%	56,711	31.3%

Selling, general and administrative expenses	72,509	53.1%	77,518	42.8%

Impairment of goodwill	—	0.0%	4,462	2.5%

Impairment of long-lived assets	3,495	2.6%	181	0.1%

Other operating income	(1,174)	-0.9%	(2,581)	-1.4%

TOTAL OPERATING EXPENSES	74,830	54.8%	79,580	43.9%

OPERATING LOSS	(52,596)	-38.5%	(22,869)	-12.6%

Interest expense	4,749	3.5%	726	0.4%

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(57,345)	-42.0%	(23,595)	-13.0%

Provision (benefit) for income taxes	88	0.1%	(681)	-0.4%

LOSS FROM CONTINUING OPERATIONS	(57,433)	-42.0%	(22,914)	-12.6%

(LOSS) INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	(1,078)	-0.8%	1,360	0.8%

NET LOSS	$(58,511)	-42.8%	$(21,554)	-11.9%

BASIC AND DILUTED LOSS PER SHARE:

LOSS FROM CONTINUING OPERATIONS	$(1.28)		$(0.73)

(LOSS) INCOME FROM DISCONTINUED OPERATIONS	$(0.02)		$0.04

NET LOSS PER SHARE	$(1.30)		$(0.69)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	45,026,869		31,350,931

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Fiscal Years Ended
	February 1, 2014	February 2, 2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(58,511)	$(21,554)

(Loss) income from discontinued operations	(1,078)	1,360

Loss from continuing operations	(57,433)	(22,914)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,223	8,908
Amortization of deferred financing fees	816	180
Accelerated depreciation on early lease terminations	—	694
Impairment of goodwill	—	4,462
Impairment of long-lived assets	3,495	181
Stock-based compensation	2,077	675
Loss on debt extinguishment	2,370	—
Changes in operating assets and liabilities:
Inventories	5,319	(115)
Prepaid catalog costs and other assets	(1,015)	(1,902)
Restricted cash	(9,393)	—
Income taxes payable	(23)	(113)
Accounts payable, accrued expenses and other liabilities	(13,843)	701

Total adjustments	(1,974)	13,671

Net cash used in operating activities of continuing operations	(59,407)	(9,243)
Net cash (used in) provided by operating activities of discontinued operations	(1,327)	2,170

NET CASH USED IN OPERATING ACTIVITIES	(60,734)	(7,073)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,783)	(3,851)

Net cash used in investing activities of continuing operations	(2,783)	(3,851)
Net cash provided by (used in) investing activities of discontinued operations	2,591	(690)

NET CASH USED IN INVESTING ACTIVITIES	(192)	(4,541)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of issuance costs	13,926	—
Purchase of treasury stock	(72)	—
Proceeds from the exercise of stock options	73	—
Proceeds from bank borrowing	14,538	—
Payment for deferred financing fees	(1,007)	—
Sale of notes payable and conversion to equity, net of issuance costs	19,936	—

NET CASH PROVIDED BY FINANCING ACTIVITIES	47,394	—

NET DECREASE IN CASH AND CASH EQUIVALENTS	(13,532)	(11,614)
CASH AND CASH EQUIVALENTS, beginning of period	16,812	28,426

CASH AND CASH EQUIVALENTS, end of period	$3,280	$16,812

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Quarters Ended		For The Fiscal Years Ended
	February 1, 2014	February 2, 2013	February 1, 2014		February 2, 2013

Channel net revenues:
Retail	$21,853	$32,853	$95,352		$125,595
Direct (1)	13,455	20,876	41,298		55,555

Total net revenues	$35,308	$53,729	$136,650		$181,150

Comparable store sales	(26.9%)	(0.3%)	(18.4%)		5.2%

Catalogs mailed (1)	7,104	7,425	19,831		20,037

Inventory - retail	$13,204	$15,633	$13,204		$15,633

Inventory - direct (1)	$6,317	$9,207	$6,317		$9,207

Number of stores:
Beginning of period	102	107	104		113
Opened	—	—	2	*	1	**
Closed	1	3	5	*	10	**

End of period	101	104	101		104

Total gross sq. ft @ end of period	389.5	399.4	389.5		399.4

*	Totals include two stores that were closed and relocated to alternative sites in the same malls during fiscal 2013.
**	Totals include one store that was closed and relocated to an alternative site in the same mall during fiscal 2012.
(1)	Restated to exclude the Alloy business